                                                                     Exhibit 1.1


--------------------------------------------------------------------------------
        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
--------------------------------------------------------------------------------

IF YOU ARE IN ANY DOUBT about any of the contents of this circular, you should obtain independent professional advice.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

--------------------------------------------------------------------------------

                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)

               (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)


                            DISCLOSEABLE TRANSACTION

--------------------------------------------------------------------------------

                                                             29th December, 2005

--------------------------------------------------------------------------------
                                    CONTENTS
--------------------------------------------------------------------------------

                                                                           Pages

DEFINITIONS   ..........................................................     1

LETTER FROM THE BOARD OF DIRECTORS .....................................     3

 1. Introduction........................................................     3

 2. CEA Wuhan...........................................................     4

 3. Agreements..........................................................     4

 4. Reasons for the transaction and benefits expected
      to accrue to the Company..........................................     6

 5. Financial impact of the transaction.................................     6

 6. General.............................................................     6

APPENDIX - GENERAL INFORMATION..........................................     8


--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

     In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"AGREEMENTS"              means an equity transfer agreement dated 8th December,
                          2005 between the Company and Wuhan SASAC, and an equity transfer agreement dated 8th December, 2005 between the Company and Shanghai Junyao;

"CEA WUHAN"               means (CHINESE CHARACTERS) (China Eastern Airlines
                          Wuhan Limited), a limited liability company established in the PRC;

"COMPANY"                 means (CHINESE CHARACTERS) (China Eastern Airlines
                          Corporation Limited), a joint stock limited company incorporated in the PRC with limited liability, whose H shares, A shares and American depositary shares are listed on the Stock Exchange, the Shanghai Stock
                          Exchange and the New York Stock Exchange, Inc., respectively;

"DIRECTORS"               means the directors of the Company;

"ENLARGED GROUP"          means the Company and its subsidiaries following
                          completion of the Agreements;

"GROUP"                   means the Company and its subsidiaries;

"HK$"                     means Hong Kong dollar, the lawful currency of Hong
                          Kong;

"HONG KONG"               means the Hong Kong Special Administrative Region of
                          the People's Republic of China;

"LATEST PRACTICABLE DATE" means 21st December, 2005, being the latest practicable date for ascertaining certain information included in this circular;

"LISTING RULES"           means the Rules Governing the Listing of Securities on
                          The Stock Exchange of Hong Kong Limited;

"PRC"                     means the People's Republic of China;

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

"RMB"                     means Renminbi, the lawful currency of the People's
                          Republic of China;

"SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

"SHANGHAI JUNYAO"         means (CHINESE CHARACTERS) (Shanghai Junyao Aviation
                          Investment Company Limited), a limited liability company established in the PRC;

"STOCK EXCHANGE"          means The Stock Exchange of Hong Kong Limited; and

"WUHAN SASAC"             means (CHINESE CHARACTERS) (Wuhan Municipality State-
                          owned Assets Supervision and Administration
                          Commission).

        For illustration purpose only, translation of RMB to HK$ is made in this circular at the rate of RMB1.04 to HK$1.00. No representation is made that any amount in HK$ or RMB could have been or could be converted at such rate or at any other rate or at all.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)

               (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                               (Stock code: 670)


DIRECTORS:                                                    LEGAL ADDRESS:

Li Fenghua (Chairman, Executive Director)                     66 Airport Street
Luo Chaogeng (President, Executive Director)                  Pudong International Airport
Cao Jianxiong (Non-executive Director)                        Shanghai
Wan Mingwu (Vice President, Executive Director)               The People's Republic of China
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)                              HEAD OFFICE:
                                                              2550 Hongqiao Road
INDEPENDENT NON-EXECUTIVE DIRECTORS:                          Shanghai
Hu Honggao                                                    The People's Republic of China
Peter Lok
Wu Baiwang                                                    PRINCIPAL PLACE OF BUSINESS
Zhou Ruijin                                                     IN HONG KONG:
Xie Rong                                                      5th Floor, McDonald's Building
                                                              48 Yee Wo Street
                                                              Hong Kong

                                                              HONG KONG SHARE REGISTRAR AND
                                                                TRANSFER OFFICE:
                                                              Hong Kong Registrars Limited
                                                              Rooms 1712-1716, 17th Floor
                                                              Hopewell Centre
                                                              183 Queen's Road East
                                                              Hong Kong


                                                             29th December, 2005

To the shareholders of the Company

Dear Sir or Madam,


                            DISCLOSEABLE TRANSACTION


1.   INTRODUCTION

     As disclosed in the announcement issued by the Company dated 8th December, 2005, the Company entered into the Agreements with each of Wuhan SASAC and Shanghai Junyao, pursuant to which the Company has agreed to acquire (i) 38% equity interest in CEA Wuhan from Wuhan

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

SASAC for a consideration of RMB278,000,000 (approximately HK$267,300,000) and
(ii) 18% equity interest in CEA Wuhan from Shanghai Junyao for a consideration of RMB140,000,000 (approximately HK$134,600,000).

     According to the relevant "percentage ratio" calculated under Rule 14.07 of the Listing Rules, the Agreements constitute a discloseable transaction of the Company. The purpose of this circular is to provide the shareholders of the Company with information in relation to the Agreements in compliance with the Listing Rules.


2.   CEA WUHAN

     CEA Wuhan is a limited liability company established in the PRC in August 2002, whose registered capital is interested as to 40% by the Company, 40% by Wuhan SASAC, 18% by Shanghai Junyao and the remaining 2% by another shareholder independent of the Company.

     The Company and CEA Wuhan are principally engaged in the business of civil aviation. Wuhan SASAC is a PRC regulatory body, and Shanghai Junyao is principally engaged in investments in civil aviation industry. To the best of the Directors' knowledge, information and belief having made all reasonable enquiry, Wuhan SASAC, Shanghai Junyao and their respective ultimate beneficial owner(s) are third parties independent of the Company and its connected persons (as defined in the Listing Rules).

     The unaudited book value of the net assets of CEA Wuhan as of 31st December, 2004 was RMB290,510,000 as determined under relevant PRC accounting regulations. No independent valuation of such assets was made.

     Under relevant PRC accounting regulations, the net loss, both before and after taxation and extraordinary items, generated by CEA Wuhan for the financial year ended 31st December, 2003 was RMB28,060,000; and the net profits, both before and after taxation and extraordinary items, generated by CEA Wuhan for the financial year ended 31st December, 2004 was RMB620,000.


3.   THE AGREEMENTS

     On 8th December, 2005, the Company entered into the Agreements with each of Wuhan SASAC and Shanghai Junyao, pursuant to which the Company has agreed to acquire in accordance with the respective terms and conditions thereof (i) 38% equity interest in CEA Wuhan from Wuhan SASAC for a consideration of RMB278,000,000 (approximately HK$267,300,000) and (ii) 18% equity interest in CEA Wuhan from Shanghai Junyao for a consideration of RMB140,000,000 (approximately HK$134,600,000).

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The consideration is expected to be principally funded by way of bank loans. Such consideration was determined after arm's length negotiations among the parties by reference to factors including the anticipated favourable market conditions and development potential of the aviation industry in Central China region and the expected strategic expansion of the Company's domestic aviation network in the area. The Directors believe that the strategic importance of CEA Wuhan's anticipated contribution to the Enlarged Group justified the agreed consideration to be paid under the Agreements, as CEA Wuhan will become a subsidiary of the Company following completion of the Agreements and might contribute to the success of the Enlarged Group given the expected earning and development potential of CEA Wuhan as demonstrated from its historical results. The Directors are also aware from certain public information made available by (CHINESE CHARACTERS) (Shenzhen Property Rights Exchange Center) on 23rd May, 2005 that in a recent transaction involving transfer of equity interests in another PRC domestic aviation company, the consideration was similarly paid at a premium.

     Under the relevant Agreement with Wuhan SASAC, 95% of the consideration shall be payable in cash within 20 working days upon the Agreement taking effect, and the remaining 5% of the consideration shall be payable in cash within five working days after the required changes in CEA Wuhan's business registration are made in accordance with applicable PRC procedural requirements. As at the Latest Practicable Date, no consideration under such Agreement with Wuhan SASAC has been paid.

     Under the relevant Agreement with Shanghai Junyao, 20% of the consideration was paid as initial deposit in cash within five days of the signing of the Agreement, 75% of the consideration shall be payable in cash before 10th January, 2006 and the remaining 5% of the consideration shall be payable in cash within five working days after the required changes in CEA Wuhan's business registration are made. As at the Latest Practicable Date, the initial deposit amounting to 20% of the consideration as stated above has been paid in accordance with such Agreement with Shanghai Junyao.

     The Agreements are conditional upon approvals of the Agreements being obtained from relevant internal, governmental or regulatory authority(ies). As at the Latest Practicable Date, the relevant governmental approvals have not been obtained. The Company expects that the Agreements will both take effect in the beginning of 2006, and the Company has made an undertaking under its Agreement with Shanghai Junyao that the Agreement will take effect before 4th January, 2006.

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     Immediately following completion of the Agreements, CEA Wuhan's registered capital is expected to be interested as to 96% by the Company, 2% by Wuhan SASAC and the remaining 2% by another independent shareholder.


4.   REASONS FOR THE TRANSACTION AND BENEFITS EXPECTED TO ACCRUE TO THE COMPANY

     The Company currently has a 40% equity interest in CEA Wuhan which is accounted for as an "associate" for the purpose of preparing the Company's accounts. Following completion of the Agreements, the Company will have a 96% equity interest in CEA Wuhan which will then become accounted for and consolidated in the Company's future audited consolidated accounts as a "subsidiary". CEA Wuhan will therefore become a member of the Company's listed group and hence a member of the Enlarged Group, and the Company will be able to better utilise the resources available in its business pursuits. The Directors also believe that the Company's increased investment in CEA Wuhan will be beneficial to the Company and its shareholders by further strengthening Wuhan's aviation network and its developments, and enhancing the Company's competitiveness in the domestic aviation industry.

     The Directors believe that the terms of the Agreements and the transactions thereunder are fair and reasonable and in the interests of the Company's shareholders as a whole.


5.   FINANCIAL IMPACT OF THE TRANSACTION

     As mentioned above, the consideration is expected to be principally funded by way of bank loans. The transaction may therefore result in an increase in the Company's debt-to-equity ratio, but is not expected to result in material adverse impact on the Company's cash-flow position or its business operations. As CEA Wuhan will after completion of the Agreements become a non-wholly owned subsidiary of the Company and its earnings, assets and liabilities will be consolidated in the Company's future audited consolidated accounts, it is expected that the transaction will thereby also increase the Company's earnings, assets and liabilities.


6.   GENERAL

DISCLOSEABLE TRANSACTION

     According to the relevant "percentage ratio" calculated under Rule 14.07 of the Listing Rules, the Agreements constitute a discloseable transaction of the Company.


ADDITIONAL INFORMATION

--------------------------------------------------------------------------------
                       LETTER FROM THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     Your attention is also drawn to the additional information set out in the appendix to this circular.


                                                 Yours faithfully,
                                  For and on behalf of the board of Directors of
                                    CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                    LI FENGHUA
                                                     Chairman

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

RESPONSIBILITY STATEMENT

     This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.


DISCLOSURE OF INTERESTS

DIRECTORS, SUPERVISORS, CHIEF EXECUTIVES AND SENIOR MANAGEMENT

     The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                                                NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                    --------------------------------------------------------------------------------
                                                                                                                   CAPACITY IN WHICH
     NAME               POSITION                          PERSONAL    FAMILY    CORPORATE             TOTAL   THE A SHARES WERE HELD
     ---------------    ------------------------    --------------    ------    ---------    --------------   ----------------------

     Li Fenghua         Chairman,                   5,000 A shares         -            -    5,000 A shares         Beneficial owner
                          Executive Director              (Note 1)                                 (Note 1)

     Luo Chaogeng       President,                  5,000 A shares         -            -    5,000 A shares         Beneficial owner
                          Executive Director              (Note 1)                                 (Note 1)

     Cao Jianxiong      Non-executive Director      2,800 A shares         -            -    2,800 A shares         Beneficial owner
                                                          (Note 2)                                 (Note 2)

     Wan Mingwu         Vice President,             5,000 A shares         -            -    5,000 A shares         Beneficial owner
                          Executive Director              (Note 1)                                 (Note 1)

     Zhong Xiong        Non-executive Director      2,800 A shares         -            -    2,800 A shares         Beneficial owner
                                                          (Note 2)                                 (Note 2)

     Luo Zhuping        Executive Director,         2,800 A shares         -            -    2,800 A shares         Beneficial owner
                          Company secretary               (Note 2)                                 (Note 2)

     Hu Honggao         Independent                              -         -            -                 0                        -
                          non-executive Director


     Peter Lok          Independent                              -         -            -                 0                        -
                          non-executive Director


     Wu Baiwang         Independent                              -         -            -                 0                        -
                          non-executive Director


--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


     Zhou Ruijin        Independent                              -         -            -                 0                        -
                          non-executive Director

     Xie Rong           Independent                              -         -            -                 0                        -
                          non-executive Director


     Li Wenxin          Chairman of the             6,000 A shares         -            -    6,000 A shares         Beneficial owner
                          Supervisory Committee           (Note 3)                                 (Note 3)


     Ba Shengji         Supervisor                  5,800 A shares         -            -    5,800 A shares         Beneficial owner
                                                          (Note 4)                                 (Note 4)

     Yang Xingen        Supervisor                  3,800 A shares         -            -    3,800 A shares         Beneficial owner
                                                          (Note 5)                                 (Note 5)

     Yang Jie           Supervisor                  3,000 A shares         -            -    3,000 A shares         Beneficial owner
                                                          (Note 6)                                 (Note 6)

     Liu Jiashun        Supervisor                  3,000 A shares         -            -    3,000 A shares         Beneficial owner
                                                          (Note 6)                                 (Note 6)

     Wu Jiuhong         Vice President              3,000 A shares         -            -    3,000 A shares         Beneficial owner
                                                          (Note 6)                                 (Note 6)

     Zhou Liguo         Vice President              3,000 A shares         -            -    3,000 A shares         Beneficial owner
                                                          (Note 6)                                 (Note 6)

     Zhang Jianzhong    Vice President                           -         -            -                 0                        -

     Tong Guo Zhao      Vice President              5,000 A shares         -            -    5,000 A shares         Beneficial owner
                                                          (Note 1)                                 (Note 1)

     Li Yangmin         Vice President                           -         -            -                 0                        -

     Luo Weide          Chief Financial Officer     3,000 A shares         -            -    3,000 A shares         Beneficial owner
                                                          (Note 6)                                 (Note 6)


     Note 1: representing approximately 0.001667% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Note 2: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Note 3: representing approximately 0.002% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

     Note 4: representing approximately 0.001933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Note 5: representing approximately 0.001267% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Note 6: representing approximately 0.001% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Save as disclosed above, as at the Latest Practicable Date, none of the Directors, the Company's supervisors, chief executives or members of senior management of the Company had any interest or short position in"7ae shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was required to be (i) notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which he/she was taken or deemed to have under such provisions of the SFO) or (ii) entered in the register of interests required to be kept by the Company pursuant to section 352 of the SFO or (iii) notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Issuers as set out in appendix 10 to the Listing Rules.

     Each of Li Fenghua, Luo Chaogeng, Cao Jianxiong, Zhong Xiong, Li Wenxin and Ba Shengji was as at the Latest Practicable Date a director or employee of China Eastern Air Holding Company, which, as disclosed below, was a company having, as at the Latest Practicable Date, an interest in the Company's shares required to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.


SUBSTANTIAL SHAREHOLDERS

Interests in the Company

     So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than a Director, supervisor, chief executive or member of the Company's senior management, had an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was otherwise interested in 5% or more of any class of the then issued share capital of the
Company:

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

                                                                      INTEREST AS AT THE LATEST PRACTICABLE DATE
                                                                 -----------------------------------------------------
                                                                     APPROXIMATE        APPROXIMATE        APPROXIMATE
                                                                   PERCENTAGE OF      PERCENTAGE OF      PERCENTAGE OF
                                                                 SHAREHOLDING IN    SHAREHOLDING IN    SHAREHOLDING IN
                                                                   THE COMPANY'S      THE COMPANY'S      THE COMPANY'S
     NAME OF              NATURE OF             NUMBER OF           TOTAL ISSUED       TOTAL ISSUED       TOTAL ISSUED       SHORT
     SHAREHOLDER          SHARES HELD           SHARES HELD        SHARE CAPITAL           A SHARES           H SHARES    POSITION
     -----------------    ------------------    -------------    ---------------    ---------------    ---------------    --------

     China Eastern Air    A shares (unlisted    3,000,000,000             61.64%             90.91%                  -           -
       Holding Company      State-owned
                            legal person
                            shares)

     HKSCC Nominees       H shares              1,487,911,163             30.57%                  -             94.96%           -
       Limited (Note)


     Note: Based on the information available to the Directors and so far as they are aware, as at the Latest Practicable Date, among the 1,487,911,163 H shares held by HKSCC Nominees Limited, no person had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be and was disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.


Interests in other members of the Group

     So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than the Company or any of its directors, supervisors, chief executives and members of the senior management, was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant subsidiary of the Company:


                                                                                                     APPROXIMATE
                                                                                                   PERCENTAGE OF
     SUBSIDIARY                                      NAME OF RELEVANT SUBSTANTIAL SHAREHOLDER       SHAREHOLDING
     --------------------------------------------    ------------------------------------------    -------------

     (CHINESE CHARACTERS)                            (CHINESE CHARACTERS)                                    49%
     (Shanghai Technology Aerospace                  (Singapore Technology Aerospace Limited)
       Company Limited)

     (CHINESE CHARACTERS)                            (CHINESE CHARACTERS)                                    45%
       (Eastern Airlines (Shantou) Economic          (Shantou Aviation Equipment Group Company)
       Development Co., Ltd.)


--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------



     (CHINESE CHARACTERS)                            Aircraft Engineering Investment Ltd.                    40%
     (Shanghai Eastern Aircraft
       Maintenance Co., Ltd.)

     (CHINESE CHARACTERS)                            (CHINESE CHARACTERS)                                    30%
     (China Cargo Airlines Co., Ltd.)                (China Ocean Shipping (Group) Company)

     (CHINESE CHARACTERS)                            (CHINESE CHARACTERS)                                    30%
     (Shanghai Eastern Logistics Co., Ltd.)          (China Ocean Shipping (Group) Company)

     (CHINESE CHARACTERS)                            (CHINESE CHARACTERS)                                 23.89%
     (China Eastern Airlines Jiangsu Co., Ltd.)      (Jiangsu Provincial Guoxin Asset
                                                      Management Group Co., Ltd.)


     Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Enlarged Group.


MISCELLANEOUS

COMPANY'S OFFICERS

     Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, is a Director and the secretary of the Company.

     Mr. Luo Weide, the Company's Chief Financial Officer having a professional accounting qualification recognised in the PRC, is the qualified accountant of the Company appointed pursuant to Rule 3.24 of the Listing Rules. Since Mr. Luo does not possess the professional qualification normally required under Rule
3.24 of the Listing Rules, the Company has applied for, and the Stock Exchange has granted, a conditional waiver from strict compliance with that rule for a period of three years commencing on 28th January, 2005. Details of the waiver are disclosed in the Company's announcement dated 1st February, 2005.


SERVICE CONTRACTS

--------------------------------------------------------------------------------
APPENDIX                                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

     As at the Latest Practicable Date, none of the Directors had any existing or proposed service contract with any member of the Group (excluding contracts expiring or terminable by the employer within a year without payment of any compensation (other than statutory compensation)).


COMPETING INTERESTS

     As at the Latest Practicable Date, none of the Directors or, so far as is known to them, any of their respective associates (as defined in the Listing Rules) was interested in any business (apart from the Group's business) which competes or is likely to compete either directly or indirectly with the Group's business (as would be required to be disclosed under Rule 8.10 of the Listing Rules if each of them were a controlling shareholder).


LITIGATION

     As at the Latest Practicable Date, the Directors were not aware of any litigation or claim of material importance pending or threatened against any member of the Enlarged Group.